UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2017

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Birmingham 50 Purchase and Sale Agreement

On September 6, 2017, Reven Housing Alabama, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Birmingham 50 Agreement”) with A&J Investments, LLC, an Alabama limited liability company, and MFJ, LLC, an Alabama limited liability company (collectively, the “Birmingham 50 Sellers”), to purchase a portfolio of up to 50 single-family homes located in the Birmingham, Alabama metropolitan area from the Birmingham 50 Sellers. The Birmingham 50 Sellers are unaffiliated with the Company.

The Birmingham 50 Agreement provides for a deposit of $32,390 within five business days of the execution of the agreement, and a total contract purchase price for the 50 properties of $3,239,000, including closing costs and subject to certain adjustments.

For a period commencing on the effective date of the agreement and ending on October 6, 2017 (the “Due Diligence Period”), the Company may conduct inspections to determine whether the properties are suitable for the Company’s purposes, in the Company’s sole discretion, including, without limitation, whether there are any necessary repairs or improvements to bring the properties into compliance with the applicable local building code, if recommended. If the Company elects to proceed with the transaction after the expiration of the Due Diligence Period, the Seller will, at its option, conduct the repairs at its cost or reduce the purchase price by the amount of such costs, provided that if the aggregate costs of such repairs exceed 2.5% of the purchase price, the Seller will also have the option to exclude up to five properties requiring repair and reduce the aggregate purchase price by amount attributable to the excluded homes.

The Birmingham 50 Agreement provides that the closing for the purchase of the properties is to occur within 30 days after the expiration of the Due Diligence Period. The Company’s purchase of the 50 single-family homes is subject the Company’s due diligence review of the properties and the Company’s receipt of the additional capital or financing commitments. There can be no assurance that the Company will consummate the acquisition.

The foregoing description of the Birmingham 50 Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit 10.1	Single Family Homes Real Estate Purchase and Sale Agreement (Birmingham 50) dated September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: September 6, 2017	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer